UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): January 9, 2025
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 9, 2025, Mueller Water Products, Inc. (the “Company”) entered into an offer letter (the “Offer Letter”) with Melissa Rasmussen, pursuant to which Ms. Rasmussen was appointed to serve as the Company’s Senior Vice President and Chief Financial Officer, effective March 4, 2025.
Ms. Rasmussen, age 48, has served as Senior Vice President, Chief Financial Officer of National Vision Holdings Inc. (NASDAQ: EYE) since January 2023, where she led the financial planning and analysis, accounting, SEC reporting, treasury, tax, investor relations, and internal audit functions. Ms. Rasmussen is expected to remain in this role until March 3, 2025. Ms. Rasmussen previously served as National Vision’s Senior Vice President, Chief Accounting Officer from July 2019 until December 2022. Before joining National Vision, Ms. Rasmussen served in various financial management roles of increasing responsibility at Lexmark International, Inc., including as Lexmark’s Vice President and Corporate Controller from November 2016 to July 2019.
Pursuant to the Offer Letter, Ms. Rasmussen will receive an annual base salary of $550,000, a target annual bonus opportunity for fiscal year 2025 equal to 70% of Ms. Rasmussen’s base salary and a target long-term incentive award opportunity for fiscal year 2025 equal to $900,000. Ms. Rasmussen will also receive a one-time restricted share grant with an aggregate value of $750,000 that will vest ratably over a three-year period. Additionally, Ms. Rasmussen will receive benefits under the Company’s Executive Severance Plan. Accordingly, if Ms. Rasmussen’s employment is terminated by the Company without Cause (as defined in the Executive Severance Plan), Ms. Rasmussen will be entitled to, among other benefits and subject to receipt of a customary release and other terms, a cash payment in the amount of 1.5 times her base salary, plus a prorated bonus for the year in which the termination occurred. If the termination without Cause occurs within two years of a Change in Control (as defined in the Executive Severance Plan), Ms. Rasmussen will be entitled to, among other benefits and subject to receipt of a customary release and other terms, a cash payment in the amount of 1.5 times the sum of her (i) base salary and (ii) Target Bonus (as defined in the Executive Severance Plan), plus a prorated bonus for the year in which the termination occurred and all unvested restricted stock units, performance restricted stock units (at target) and options will vest. Ms. Rasmussen will be eligible for other benefits and perquisites on terms substantially similar to those that apply to other executive officers of the Company, including an executive physical, moving expenses reimbursement in the amount of $75,000, financial planning reimbursement, and participation in the Company’s health, welfare and other benefit plans.
There are no arrangements or understandings between Ms. Rasmussen and any other persons pursuant to which Ms. Rasmussen was selected as an officer, there are no family relationships between Ms. Rasmussen and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Ms. Rasmussen has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.
On January 16, 2025, the Company issued a press release announcing Ms. Rasmussen’s appointment as the Company’s Senior Vice President and Chief Financial Officer. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1	Offer Letter, dated January 9, 2025
99.1	Press Release, dated January 16, 2025
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 16, 2025	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Chason A. Carroll
Chason A. Carroll
Senior Vice President, General Counsel and Corporate Secretary